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                                                                    EXHIBIT 12.1

ADVANCED ENERGY INDUSTRIES, INC.
RATIO OF EARNINGS TO FIXED CHARGES
($THOUSANDS)

                                                                                 1998       1999      2000      2001
                                                                               --------   --------  --------  --------
EARNINGS:
  Pretax income from continuing operations before adjustment for minority
    interests in consolidated subsidiaries or income or loss from investees    $(14,547)  $ 30,876  $104,861  $(48,965)
  Fixed charges                                                                     539      1,653     7,915     7,636
                                                                               --------   --------  --------  --------
     Subtotal                                                                   (14,008)    32,529   112,776   (41,329)
Less:
  Minority interest pretax income of subsidiaries not incurring fixed charges         0         69        20      (145)
                                                                               --------   --------  --------  --------
     Total earnings                                                            $(14,008)  $ 32,460  $112,756  $(41,184)
                                                                               --------   --------  --------  --------

FIXED CHARGES:
  Interest expensed, excluding amortization of deferred debt issuance cost     $    340   $  1,349  $  7,082  $  6,624
  Amortization of deferred debt issuance cost                                         0         81       616       775
  Interest within rental expense                                                    199        223       217       237
                                                                               --------   --------  --------  --------
     Total fixed charges                                                       $    539   $  1,653  $  7,915  $  7,636
                                                                               --------   --------  --------  --------

RATIO OF EARNINGS TO FIXED CHARGES                                                   NA      19.64     14.25        NA
                                                                               ========   ========  ========  ========

DEFICIT OF EARNINGS TO FIXED CHARGES                                           $(14,547)       N/A       N/A  $(48,820)
                                                                               ========   ========  ========  ========

                                                                                           Nine Months
                                                                                              Ended
                                                                                 2002     September 2003
                                                                               --------   --------------
EARNINGS:
  Pretax income from continuing operations before adjustment for minority
    interests in consolidated subsidiaries or income or loss from investees    $(63,692)     $(30,802)
  Fixed charges                                                                  12,733         8,638
                                                                               --------      --------
     Subtotal                                                                   (50,959)      (22,164)
Less:
  Minority interest pretax income of subsidiaries not incurring fixed charges         0             0
                                                                               --------      --------
    Total earnings                                                             $(50,959)     $(22,164)
                                                                               --------      --------

FIXED CHARGES:
  Interest expensed, excluding amortization of deferred debt issuance cost     $ 11,159      $  7,618
  Amortization of deferred debt issuance cost                                     1,301           825
  Interest within rental expense                                                    273           195
                                                                               --------      --------
    Total fixed charges                                                        $ 12,733      $  8,638
                                                                               --------      --------

RATIO OF EARNINGS TO FIXED CHARGES                                                   NA            NA
                                                                               ========      ========

DEFICIT OF EARNINGS TO FIXED CHARGES                                           $(63,692)     $(30,802)
                                                                               ========      ========